Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 033-63739) pertaining to the II-VI Incorporated 1994 Nonemployee Directors Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 333-12737) pertaining to the II-VI Incorporated Deferred Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-67121) pertaining to the II-VI Incorporated Stock Option Plan of 1997,

(4)	Registration Statement (Form S-8 No. 333-129675) pertaining to the II-VI Incorporated 2005 Omnibus Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-164827) pertaining to the II-VI Incorporated 2009 Omnibus Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-74682) pertaining to the II-VI Incorporated Stock Option Plan of 2001,

(7)	Registration Statement (Form S-8 No. 333-184805) pertaining to the II-VI Incorporated 2012 Omnibus Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-199855) pertaining to the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-228367) pertaining to the II-VI Incorporated 2018 Employee Stock Purchase Plan, and

(10)	Registration Statement (Form S-8 No. 333-228368) pertaining to the II-VI Incorporated 2018 Omnibus Incentive Plan;

of our report dated August 28, 2018 (except for Notes 6, 12 and 21, and the effects of the adoption of ASU 2017-07, Compensation-Retirement Benefits (Topic 715), as reflected in Note 1 to the consolidated financial statements, as to which the date is December 27, 2018), with respect to the consolidated financial statements and schedule of II-VI Incorporated and Subsidiaries and our report dated August 28, 2018, with respect to the effectiveness of internal control over financial reporting of II-VI Incorporated and Subsidiaries, included in this Current Report (Form 8-K) of II-VI Incorporated.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

December 27, 2018